SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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MAGIC MEDIA NETWORKS, INC.
________________________________________________
(Name of Registrant as Specified In Its Charter)

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MAGIC MEDIA NETWORKS, INC.
530 North Federal Highway
Fort Lauderdale, FL 33301

                                                                                                                                                            October __, 2005

To our Stockholders:

            Enclosed, please find an Information Statement providing information to you regarding the following corporate action taken by our Board of Directors and the holders of the majority of the voting power (the "majority stockholders") of Magic Media Networks, Inc.:

            Approving an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common  stock from 30,000,000 to 200,000,000.

            The majority stockholders and our Board of Directors have also authorized our officers to fix the record date for the changes to our Certificate of Incorporation and to execute documents and take other action as is necessary to effect the authorized action.

            The written consent of the majority stockholders assures that the above action will occur without your vote. Your vote is not required to approve this action, and the enclosed Information Statement is not a request for your vote or a proxy statement. This Information Statement is being provided only to inform you of the action that has been taken.

                                                                                                                                                            Very truly yours,

                                                                                                                                                            Magic Media Networks, Inc.

                                                                                                                                                            /s/ Gordon Scott Venters

                                                                                                                                                            President and Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT

MAGIC MEDIA NETWORKS, INC.
530 North Federal Highway
Fort Lauderdale, FL 33301

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

            This Information Statement is first being furnished on or about October __, 2005 to the holders of record as of the close of business on October 13, 2005 (the "Record Date") of the  common stock of Magic Media Networks, Inc. ("Magic," "we," or "us" or the "Company").  Our Board of Directors has approved, and a total of six (6) stockholders owning 12,838,942 shares of our common stock outstanding as of October 13, 2005 and one (1) stockholder, owning all of our Series B Preferred Stock, have consented in writing to, the actions described below. Such approval and consent constitutes the approval and consent of a majority of the total combined voting power of our outstanding common stock and our Series B Preferred Stock and are sufficient under the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws to approve the action. Accordingly, the actions will not be submitted to the other stockholders of Magic Media Networks, Inc. for a vote. This Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

            The date of the Information Statement is October __, 2005.

GENERAL

            We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

            We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will promptly deliver a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the document was delivered upon oral or written request to:

            Magic Media Networks, Inc.
            530 North Federal Highway
            Fort Lauderdale, FL 33301
            Telephone No.:  (954) 764-0579

            Security holders may also address future requests for separate delivery of information statements and/or annual reports by contacting us at the address listed above.

INFORMATION ON CONSENTING STOCKHOLDERS

            Pursuant to our Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described herein. Our Certificate of Incorporation does not authorize cumulative voting. As of the Record Date, we had 38,094,257 shares of common stock and 3,750,000 shares of Series B Preferred Stock. Each share of common stock is entitled to one (1) vote and each share of Series B Preferred Stock is entitled to four (4) votes. Of the total potential 53,094,257 votes, more than 50%, or 26,547,129, is required to pass any stockholder resolution. The consenting majority stockholders of Magic Media Networks, Inc. are the owners of 12,838,942 shares of common stock and 3,750,000 of Series B Preferred Stock representing a total of 52.4% of the total voting power as of the Record Date. Pursuant to Section 228(a) of the Delaware General Corporation Law, the consenting majority stockholders voted in favor of the actions described herein in a written consent dated October 14, 2005. The consenting stockholders' names and shares voted are as follows:

Name of Consenting Stockholder	Shares of Common Stock Voted by Consent	Shares of Series B Preferred Stock Voted by Consent	Total Equivalent Consenting Votes

Gordon Scott Venters (1)	1,230,419	3,750,000 (3)	16,230,419

Todd W. Nugent (2)	83,050		83,050

Harold K. Terry	10,225,473		10,225,473

Harry Pack	700,000		700,000

David Kahn	400,000		400,000

John M. Venters	200,000		200,000

Total	12,838,942	3,750,000 (3)	27,838,942

(1)   Gordon Scott Venters is the President and Chief Executive Officer and a member of the Board of Directors of Magic Media Networks, Inc.
(2)   Mr. Nugent is a member of the Board of Directors of Magic Media Networks, Inc.
(3)   Each share of Series B Preferred Stock is entitled to four votes.

PROPOSALS BY SECURITY HOLDERS

            None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information concerning the ownership of our common stock and Series B Preferred Stock as of October 13, 2005, with respect to: (i) each person known to us to be the beneficial owner of more than five percent of each class of stock; (ii) all of our directors and executive officers; and (iii) all of our directors and executive officers as a group. The notes accompanying the information in the table are necessary for a complete understanding of the information provided below. As of October 13, 2005, there were: 38,094,257 shares of common stock and 3,750,000 shares of Series B Preferred Stock outstanding. Each share of Series B Preferred Stock is convertible into one share of common stock and has the equivalent voting rights of four shares of common stock.

            We believe that all persons named in the table have sole voting and investment power with respect to all shares shown as being owned by them.

            Under securities laws, a person is considered to be the beneficial owner of securities owned by him, his spouse and others to whom the law attributes ownership, as well as securities that can be acquired by him within 60 days from the date of this report, including shares which may be acquired upon the exercise of options, warrants or convertible securities.  We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this report, have been exercised or converted.

Name and Address of Beneficial Owner and Relationship to the Company	Common Stock		Percent

Gordon Scott Venters 530 North Federal Highway Fort Lauderdale, FL 33301 President and Director	4,980,417	(1)	11.9%
Todd W. Nugent 530 North Federal Highway Fort Lauderdale, FL 33301 Director	83,050		0.3%
Harold K. Terry 600 NE 55th Terrace Miami, FL 33137	11,425,473	(2)	29.1%
James Chincholl 8682 N. Sundance Trail Parker, CO 80134	2,132,500		5.6%
Blair Holder 1126 Hilltop Road NW New Philadelphia OH 44663	2,200,000		5.8%
La Jolla Cove Investors, Inc. 7817 Herschel Avenue, Suite 200 La Jolla, California 92037	4,185,717	(3)	9.9%
Directors and Executive Officers as a group (-2-persons)	5,063,467	(1)	12.1%

            (1) Includes 3,750,000 shares issuable upon conversion of our Series B preferred stock.

            (2) Includes 1,200,000 shares which may be issued upon the conversion of $200,000 - 6% convertible promissory notes. Assumes a conversion price of $0.167 per share, which is the average share price of the five days prior to the date of this information statement. Depending on the actual five-day average price prior to conversion, as many as 4,000,000 shares may be required to be issued upon conversion.

            (3) Represents shares issuable upon exercise of warrants to purchase an aggregate of 10,000,000 shares. Under the terms of the agreement with La Jolla Cove, La Jolla is not permitted to exercise warrants if such issuance would result in the holder becoming the beneficial owner of more than 9.9% of our outstanding common stock. The warrants are scheduled to expire on October 22, 2005.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDER

            The following action was taken based upon the unanimous recommendation by our Board of Directors and the written consent of the consenting stockholders. Such consent is attached hereto as Exhibit A.

AMENDMENT TO CERTIFICATE OF INCORPORATION

            The Board of Directors and the consenting majority stockholders unanimously adopted and approved an amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 30,000,000 shares to 200,000,000 shares (the "Amendment").

Increase in Authorized Shares

            We believe that an increase in the number of authorized shares of our common stock is prudent in order to assure that a sufficient number of shares of our common stock is available for issuance in the future if our Board of Directors deems it to be in our and our stockholders' best interests. A total of 170,000,000 additional shares of common stock has been determined by our Board of Directors to be a reasonable estimate of what might be required in this regard for the foreseeable future to accommodate fundraising and other opportunities involving the issuance of our capital stock. Immediately following this increase, the Company will have approximately 162,000,000 shares of common stock authorized but unissued and available for issuance.

            The remaining authorized but unissued shares of our common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financings or acquisition transactions or as compensation for services.

            The authorized but unissued shares will also be available to accommodate the potential conversion of 3,750,000 shares of our Series B Preferred Stock into 3,750,000 shares of our common stock; the potential conversion of a $200,000 convertible promissory note into a maximum of 4,000,000 shares of our common stock; and the potential exercise of warrants to purchase up to 10,000,000 shares of our common stock.

            The authorized but unissued shares will also be available to accommodate the conversion of a new series of preferred stock that may be issued if we acquire the outstanding capital stock of Be Media. We entered into a letter of intent on June 9, 2005 with Integrated Media Systems, Inc. d/b/a Be Media, a privately held California based audiovisual systems integrator, and Be Media's sole shareholder, Mohammad R. Ahmadi. Under the terms of the now expired letter of intent, we would purchase from Mr. Ahmadi all of the outstanding capital stock of Be Media in exchange for shares of a new series of our Preferred stock which will be convertible into 49.9% of the combined company's outstanding common stock (computed before the issuance of additional shares in connection with the anticipated raising of $2 million through the sale of our common stock). Completion of the proposed transaction is subject to approval by the parties of a definitive acquisition agreement that may include various conditions that are set forth in the letter of intent and/or different or other terms and conditions. There can be no assurance that we will be successful in negotiating a definitive agreement or achieving completion of the proposed transaction.

            Our Board of Directors will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for a regularly scheduled meeting of stockholders in order to increase the authorized capital. If in a particular transaction stockholder approval were required, by law or any stock exchange rules or were otherwise deemed advisable by the Board of Directors, then the matter would be referred to the stockholders for their approval notwithstanding that we may have the requisite number of voting shares to consummate the transaction without such stockholder approval.

            The Amendment is not intended to have any anti-takeover effect. However, our stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of our company or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board of Directors currently has no intention of doing so, shares of common stock could be issued by the Board of Directors to dilute the percentage of Common stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving our company. We have no present intention to use the increased authorized common stock for anti-takeover purposes.

            The text of the Amendment is attached to this Information Statement as Exhibit B. The Amendment will become effective once it is filed with the Secretary of State of Delaware. Under federal securities laws, we cannot file the Amendment until at least 20 days after mailing this Information Statement to our stockholders.

            Upon filing the Amendment with the Secretary of State of Delaware, our authorized shares of capital stock will increase from 50,000,000 shares to 220,000,000 shares of which 200,000,000 shares shall be common stock and 20,000,000 shares shall be open stock.

Executive Compensation

            Summary Compensation Table

            The following table provides summary information for the fiscal years 2004, 2003 and 2002 concerning cash and non-cash compensation paid or accrued by us to, or on behalf of, Gordon Scott Venters, our president and chief executive officer. No other officer earned more than $100,000 during the period.

Summary Compensation Table
		Annual Compensation			Awards	Payouts

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/LTIP SARs Payouts	All Other Compensation

Gordon Scott Venters, President and Chief Executive Officer	2002	$133,000	0	0	0	0	0
	2003	133,000	0	0	0	0	0
	2004	133,000	0	0	0	0	0

Employment Agreements

            Mr. Gordon Scott Venters is employed as the Company's President and Chief Executive Officer, pursuant to an employment agreement, which began October 1, 1997 and provided for a base salary of $75,000, $100,000 and $133,000 for years one, two and three, respectively and which was renewed to October 31, 2004. On November 15, 2004, effective November 1, 2004, the employment agreement was extended until October 31, 2007, and provides for an annual salary of $133,000, which is the same as in previous years; annual increases of a minimum of 5%; and participation in incentive or bonus plans at the discretion of the Board of Directors. Mr. Venters also received 1,000,000 shares of the Company's common stock. The agreement additionally provides for certain confidentiality and non-competition provisions and a minimum payment of 18 months salary in the event of a change of control or termination "without cause," or if the employee terminates for "good reason." As of October 31, 2003 and October 31, 2004, Mr. Venters, was owed $40,165 and $0, respectively, for accrued but unpaid salary.

Stock Options

            There were no stock options granted to executive officers during the fiscal year ended October 31, 2004 and there was no exercise of stock options during the last completed fiscal year by the executive officers.

Audit Committee

            We do not have an audit committee. Our entire Board of Directors serves as our audit committee. As we add directors to our board, we plan to consider the formation of an audit committee. We have no other committees of the Board of Directors.

Compensation of Directors

            Members of our board of directors receive, on an annual basis, shares of our common stock, as payment for services. In 2004 and 2003, directors Gordon Scott Venters and Todd Nugent each received 50,000 shares of common stock. Our directors are reimbursed for reasonable out-of-pocket expenses in connection with attendance at board meetings.

Interests of Certain Persons

            No director, executive officer, or any associate thereof, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amendment to the Certificate of Incorporation referenced herein which is not shared by the majority of the shareholders of the Company.

AVAILABLE INFORMATION

            We are subject to the informational requirements of the Securities Exchange Act and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

SIGNATURE

            Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Gordon Scott Venters
 Gordon Scott Venters
President and Chief Executive Officer
October__, 2005
Fort Lauderdale, FL 33301

 EXHIBIT A

JOINT WRITTEN CONSENT
of the
BOARD OF DIRECTORS AND MAJORITY STOCKHOLDERS
of
MAGIC MEDIA NETWORKS, INC.,
a Delaware corporation

            The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the issued and outstanding shares of capital stock of Magic Media Networks, Inc., a Delaware corporation (the "Corporation"), acting pursuant to the authority granted by Sections 141(f) and 228(a) of the Delaware General Corporation Law, and  the By-Laws of the Corporation, do hereby adopt the following resolution by written consent as of October 14, 2005:

            AMENDMENT TO CERTIFICATE OF INCORPORATION

            WHEREAS, it is proposed that the Corporation amend its Certificate of Incorporation, substantially in the form of Exhibit B attached hereto (the "Amendment"), in order to increase the Corporation's number of authorized shares of common stock from thirty million (30,000,000) shares to two hundred million (200,000,000) shares;

            WHEREAS, it is deemed to be in the best interests of the Corporation and its stockholders to approve the Amendment;

            NOW, THEREFORE, BE IT RESOLVED, that the Amendment be, and hereby is, approved in all material respects;

            RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to prepare and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the "Schedule 14C") informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

            RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Delaware the Amendment, in accordance with applicable law;

            RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions; and

            RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

            This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

            [SIGNATURES FOLLOW]

            This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

Dated October 14, 2005

                                    DIRECTORS:

                                    /s/ Gordon Scott Venters
                                    __________________________
                                    Gordon Scott Venters

                                    /s/ Todd W. Nugent
                                    __________________________
                                    Todd W. Nugent

                                    CONSENTING
                                    MAJORITY STOCKHOLDERS:

                                    /s/ Gordon Scott Venters
                                    __________________________
                                    Gordon Scott Venters

                                    /s/ Todd W. Nugent
                                    __________________________
                                    Todd W. Nugent

                                    /s/ Harold K. Terry
                                    __________________________
                                    Harold K. Terry

                                    /s/ Harry Pack
                                    __________________________
                                    Harry Pack

                                    /s/ David Kahn
                                    __________________________
                                    David Kahn

                                    /s/ John M. Venters
                                    __________________________
                                    John M. Venters

EXHIBIT B

STATE of DELAWARE
AMENDMENT
to
CERTIFICATE of INCORPORATION
of
MAGIC MEDIA NETWORKS, INC.

            First: The Board of Directors of Magic Media Networks, Inc., a Delaware corporation, acting by written consent in accordance with Section 141(f) of the Delaware General Corporation Law, duly adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation (the "Certificate") of said Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders. The resolutions setting forth the proposed amendment are substantially as follows:

            NOW, THEREFORE, BE IT RESOLVED,

            First: that Article Fourth of the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

            "FOURTH:  The aggregate number of shares of all classes of the capital stock which the corporation shall have authority to issue is two hundred twenty million  (220,000,000),  of which two hundred  million  (200,000,000)  shares shall be common  stock,  of the par value of  $.0001  each and  twenty million  (20,000,000)  shares  shall be Open Stock of the par value of $.0001  each.  Shares of Open Stock may be issued from time to time in one or more classes or one or more series within any class thereof, in any manner permitted by law, as determined  from time to time by the board of  directors,  and  stated  in the  resolution  or  resolutions providing  for the  issuance  of such  shares  adopted by the board of directors pursuant to the authority hereby vested in it, each class or series to be  appropriately  designated,  prior to the issuance of any shares thereof, by some distinguishing letter, number,  designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such  designations,  preferences  and relative,  participating,  optional, or other special  rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and  expressed  in the  resolution  or  resolutions providing  for the  issuance  of such  shares adopted by the board of directors  pursuant to  authority  hereby  vested in it. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or  decreased  (but not below the number of shares thereof then  outstanding)  by further  resolution or resolutions  adopted by the board of  directors  pursuant to authority hereby  vested in it. The board of directors of the Corporation may determine the times when, the terms under which the consideration for which the Corporation shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. Each share of common stock shall entitle the holder thereof to one vote at every annual or special meeting of the stockholders of this Corporation.  There shall be no cumulative voting of stock in the election of directors."

            Second: That concurrently therewith, acting by written consent, the holders of at least a majority of the voting power of the issued and outstanding shares of the Corporation's capital stock consented to the foregoing amendment in accordance with Section 228(a) of the Delaware General Corporation Law.

            Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

            Fourth: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

            IN WITNESS WHEREOF, the undersigned Corporation has caused this Amendment to Certificate of Incorporation to be signed by a duly authorized officer as of October __, 2005.

                                    By:      /s/ Gordon Scott Venters
                                       ________________________________
                                      Gordon Scott Venters
                                      President and Chief Executive Officer